UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Akers Biosciences, Inc.
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Dear Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of Akers Biosciences, Inc. (“Akers Bio” or the “Company”) to be held on December 7, 2018.

We understand shareholders have questions. We want to take this opportunity to address some of those questions and to clarify the current initiatives underway for the Company and the proposals we are asking shareholders to approve.

Maximizing Shareholder Value

On November 7, 2018 the Company announced that the Board of Directors has initiated a process to evaluate strategic alternatives to maximize shareholder value. This process is considering a range of potential strategic alternatives including, but not limited to, business combinations; while simultaneously supporting the Company’s management and employees in the execution of the Company’s current business activities.

We recently confirmed that this process will consider a range of potential strategic alternatives including, but not limited to, business combinations in alternative sectors including cannabis related industries, in which we believe opportunities exist for significant value creation. Members of the Company’s Board have recently met with a number of companies in cannabis related industries at the MJBizCon conference in Las Vegas, Nevada. Furthermore, the Company has engaged the firm of Feuerstein Kulick LLP, one of the preeminent law firms for companies operating in the legal cannabis space, as a legal advisor as the Board continues its evaluation of opportunities within the cannabis space.

There can be no assurance that the exploration of strategic alternatives will result in any transaction or other alternative.

New Leadership

On October 8, 2018, Howard R. Yeaton was appointed to the position of Chief Executive Officer. Mr. Yeaton’s role of Chief Executive Officer is not a board position although he is working very closely with the Board of Directors and reports to them. Mr. Yeaton brings accounting and transaction experience with respect to emerging public companies. He has over 30 years of senior financial and strategic business experience and has served as a consultant to the Company since April, 2018.

Over the last year, the Board of Directors has changed significantly. John J. Gormally resigned both as Chief Executive Officer and as a member of the Board of Directors of the Company on October 8, 2018. In addition, two other board members, Raymond F. Akers, Jr. and Richard C. Tarbox III resigned from the Board of Directors in 2018.

The new leadership of the Company is highly focused on delivering on its objective to maximize shareholder value for the Company’s shareholders.

Why did the Company do the Reverse Stock Split?

On November 28, 2017, the Company received a notice from Nasdaq that it was not in compliance with the minimum bid price requirement of $1.00 for its common stock.

In order to get the share price above the minimum $1.00 per share requirement and maintain its listing on Nasdaq, the Company announced on November 7, 2018 that it was effecting a reverse stock split of its issued and outstanding common stock at a ratio of one (1) share of common stock for every eight (8) shares of common stock on November 8, 2018.

The reverse stock split uniformly affected all shareholders, including the shares held by management.

Historically the Company’s cash generated from operations has not been sufficient to meet its expenses. The Company has financed its operations principally through the raising of equity capital through its listing on Nasdaq, debt and through trade credit with vendors. The Company’s ability to continue operations and to pay its obligations when they become due is contingent upon obtaining additional financing.

Our ability to grow and compete in the future would be adversely affected if adequate capital is not available to the Company or not available on terms favorable to the Company. In order to take advantage of more favorable terms when raising capital, it is imperative the Company maintain its listing on Nasdaq. We believe that the reverse stock split was therefore an essential step towards enabling the Company to maximize its future potential.

Why Should Shareholders Vote in Favor of the 2013 Plan?

On June 11, 2018, the Company received a letter from Nasdaq notifying the Company that it had been determined by Nasdaq that the Company violated the requirement that shareholder approval must be obtained prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees or consultants.

This violation occurred because, prior to the Company’s initial public offering in 2014, the Board of Directors then in place approved the 2013 Incentive Stock and Award Plan. Nasdaq has concluded the 2013 Plan was materially amended on two occasions after the Company’s public offering without obtaining the required shareholder approval. These amendments occurred prior to the current management team and Board of Directors being in place.

During the first quarter of 2018, the Company promptly notified Nasdaq when it became aware of its potential non-compliance with Nasdaq listing rules. On June 25, 2018, the Company submitted a plan to Nasdaq to fix the issue by including a proposal for shareholders to ratify the amendments to the 2013 plan in the proxy statement for the 2018 annual meeting of shareholders. The Company also agreed to suspend the trading of every share granted upon the exercise of any share granted following the amendments and to prevent the exercise of any options granted under the 2013 plan until shareholders ratify the amendments at the 2018 annual meeting.

The approval of this proposal will bring the Company back into compliance with the listing rules and allow the Company’s shares to remain listed on Nasdaq, which we believe is essential to maximizing the Company’s future potential.

Why Should Shareholders Vote in Favor of the 2018 Plan?

The Board of Directors has unanimously approved and adopted the Akers Biosciences, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), and the board has unanimously approved and recommended that stockholders approve and adopt the 2018 Plan.

Reasons for the Plan

The Company adopted the 2018 Plan to enable the Company and its affiliated companies to:

●	recruit and retain highly qualified employees, directors and consultants to develop the Company and help it to maximize shareholder value;
●	offer them a stake in the Company’s success and therefore greater alignment with shareholders; and
●	encourage ownership of the Company’s stock by such individuals.

In order for the Company to attract and retain highly qualified key individuals we believe that it is essential that the Company has the ability, through the 2018 Plan, to incentivize them and to align their interests with shareholders in maximizing the value of the Company.

Why Did the Company Execute a Capital Raise In Early November?

The Board of Directors and officers of the Company are committed to identifying the best pathway to maximizing value for our shareholders. An offering of common stock and warrants for gross proceeds of $2 million last month has boosted the Company’s balance sheet, and we believe this helps to place the Company in a strong position to evaluate strategic alternatives to maximize shareholder value. I look forward to reporting further on this process when appropriate.

Sincerely,

Howard Yeaton

Chief Executive Officer

THE BOARD OF DIRECTORS FULLY RECOMMENDS A “FOR” VOTE ON ALL FIVE PROPOSALS

Vote Required for Election of Directors (Proposal No. 1). Our Certificate of Incorporation, as amended, does not authorize cumulative voting. New Jersey law provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three (3) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required to Approve Akers Biosciences, Inc. 2018 Equity Incentive Plan (Proposal No. 2). The proposal to approve the Akers Biosciences, Inc. 2018 Equity Incentive Plan as described elsewhere in this Notice and Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by the holders of shares of common stock entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Vote Required to Ratify the Amendments to the Akers Biosciences, Inc. 2013 Equity Incentive Plan (Proposal No. 3). The proposal to ratify the amendments to the Akers Biosciences, Inc. 2013 Equity Incentive Plan as described elsewhere in this Notice and Proxy Statement requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by the holders of shares of common stock entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Vote Required for the Advisory Resolution on Executive Compensation Proposal (Proposal No. 4). An affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by the holders of shares of Common Stock entitled to vote is required to approve the non-binding, advisory resolution on our executive compensation. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Vote Required for Ratification of Auditors (Proposal No. 5). The affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting by the holders of shares of Common Stock entitled to vote is required to ratify Morison Cogen LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support in order to deliver on our goals of maximizing value for you.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

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Akers Biosciences Exploring Potential Business Combinations in Alternative Sectors Including Cannabis Industry

THOROFARE, N.J., Nov. 19, 2018 (GLOBE NEWSWIRE) – Akers Biosciences, Inc. (NASDAQ: AKER) (AIM: AKR.L), (“Akers Bio” or the “Company”), a developer of rapid health information technologies, is pleased to provide an update on the process announced on November 7, 2018 to evaluate strategic alternatives to maximize shareholder value.

The Company can now confirm that this process will consider a range of potential strategic alternatives including, but not limited to, business combinations in alternative sectors including cannabis related industries. Members of the Company’s board have recently met with a number of companies in cannabis related industries at the MJBizCon conference in Las Vegas, Nevada. Furthermore, the Company has engaged the firm of Feuerstein Kulick LLP as a legal advisor as the board continues its evaluation of opportunities within the cannabis space.

There can be no assurance that the exploration of strategic alternatives will result in any transaction or other alternative.

Howard R. Yeaton, Chief Executive Officer, commented:

“The Board of Directors and management of the Company are considering a number of exciting opportunities for business combinations including within the cannabis industry in which we believe opportunities exist for significant value creation. At the same time, we remain focused on our current business operations and customers and look forward to reporting further developments when appropriate.”

About Akers Biosciences, Inc.

Akers Bio develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, compliance with the requirements of various regulatory agencies and certain NASDAQ Stock Market listing rules, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions, as they relate to the Company, its subsidiaries, or its management. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, performance, prospects, and opportunities to may differ materially from those set forth in, or implied by, the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Inquiries:

Akers Biosciences, Inc.

Howard R. Yeaton, Chief Executive Officer and Interim Chief Financial Officer

Tel. +1 856 848 8698

Vigo Communications (Global Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7390 0234

Email: akers@vigocomms.com